Exhibit 10.43
UL SOLUTIONS INC. ALL EMPLOYEE INCENTIVE PLAN
(Effective January 1, 2023)
1.Plan
This UL Solutions Inc. All Employee Incentive Plan (the “Plan”) is an entirely discretionary short-term incentive program maintained by UL Solutions Inc., a Delaware corporation in the United States of America (the “Company”), that is intended to reward eligible employees of the Company for their contribution to the business success of the Company. With respect to any Performance Period commencing on or after January 1, 2023, the Plan restates and replaces any and all prior All Employee Incentive Plan documents. Bonuses payable for Performance Periods commencing prior to January 1, 2023 shall be subject to the terms and conditions of the UL Solutions Inc. All Employee Incentive Plan in effect for such applicable prior Performance Period.
2.Eligibility
An individual will be eligible to participate in the Plan and to receive a payment under the Plan with respect to a Performance Period (a “Bonus”) only if such individual (a “Participant”): (i) is a full-time or part-time employee (not including any temporary employee) of the Company or a direct or indirect wholly- or majority-owned subsidiary thereof (each, a “Participating Employer”) on the first day of such Performance Period, (ii) remains continuously employed by the Participating Employer through the date he or she receives payment of the Bonus; and (iii) has been allocated a Bonus amount by the Administrator in its sole discretion or the discretion of its duly-authorized delegate; provided, however, that clauses (i) and (ii) above may be waived by the Administrator in its discretion or to the extent required by law or as may be provided in an Addendum applicable to such individual. If an individual starts their employment after the first day of the Performance Period but before October 2nd, they will be eligible for the Plan on a pro-rata basis based on the number of months of employment during the Performance Period.
The following individuals are not eligible to participate in this Plan: (a) employees that are eligible for an alternative incentive plan(s) such as a Sales Incentive Plan (SIP), the ULS, Inc. All Employee Incentive Plan or the Underwriters Laboratories Inc. All Employee Incentive Plan, (b) employees of Underwriters Laboratories Inc. or ULSE Inc., and (c) employees of newly acquired companies in transition (as determined by the Administrator in its discretion).
3.Bonus Pool
Any Bonus payments under the Plan with respect to a Performance Period are made from a bonus pool (a “Bonus Pool”), the size of which shall be determined in the sole discretion of the Administrator based substantially on achievement of Performance Measures for such Performance Period as set forth in a Schedule attached hereto.
4.Allocation of Bonus Pool and Payment of Bonus
The Bonus payable to each Participant shall be an allocation of the Bonus Pool as determined by the Administrator (or a duly authorized delegate thereof) in its sole discretion. Participating Employers, business units, corporate functions, and/or divisions may be allocated portions of the Bonus Pool, as applicable, to distribute as Bonuses to individual Participants for each Performance Period, as determined in the sole discretion of the Administrator and/or its duly-

authorized delegate. Nothing in this Plan shall (i) require that all or any portion of the Bonus Pool be distributed as Bonuses, (ii) require that allocations of the Bonus Pool be uniform or consistent among Participants, or (iii) preclude the Administrator and/or its duly-authorized delegate from considering a Participant’s individual level of performance during a Performance Period in determining his or her individual Bonus.
Any Bonus payable for such Performance Period shall be made no later than March 15 of the calendar year following the end of the applicable Performance Period. All Bonus payments shall be made in cash. Bonuses payable following a Participant’s death shall be made to the Participant’s surviving spouse, provided that if there is no surviving spouse, to the Participant’s estate (or such other person as may be required by applicable non-U.S. law, as determined by the Administrator or its duly authorized delegate).
5.Employment Status
Unless (i) explicitly set forth otherwise in an Addendum, (ii) otherwise required by local law, or (iii) determined in the sole discretion of the Administrator or its duly authorized delegate:
(a)an individual who terminates employment due to death, Disability or Retirement prior to the date Bonuses are paid shall be eligible to receive a pro-rated Bonus based on the number of full calendar months the Participant was employed during the Performance Period relative to the number of full calendar months in the Performance Period;
(b)an individual who terminates employment for any reason other than death, Disability or Retirement prior to the date Bonuses are paid shall not be eligible to earn, and have no right to receive, any Bonus that has not previously been paid;
(c)an individual who is not Actively Employed on the date Bonuses are paid to Participants at his or her work location shall have no right to any Bonus with respect to such applicable Performance Period;
(d)if, during a Performance Period, a Participant transfers into or out of a position that is eligible to participate in the Plan (including to or from UL Solutions Inc.), the Bonus payable shall be pro-rated based on the number of full calendar months the Participant was employed in each such capacity relative to the number of full calendar months in the Performance Period; and
(e)if, during a Performance Period, a Participant transfers from one business unit, corporate function or division, or jurisdiction to another (including to or from UL Solutions Inc.), the applicable Performance Measurements used to determine such Bonus shall be pro-rated based on the number of full calendar months the Participant was employed in each such unit, function, division and/or jurisdiction and the number of full calendar months in the Performance Period.
(f)the Administrator or its duly authorized delegate, during a Performance Period, can make exceptions to this section with respect to involuntary terminations other than those for Cause.

6.Administration
The Plan shall be administered by a committee (the “Administrator”) of one or more individuals designated by the Company’s Board of Directors (the “Board”) or, if no such committee has been appointed, the Board. In addition to the authorities provided elsewhere in the Plan, the Administrator shall have the authority (i) to determine the persons designated as Participants in the Plan; (ii) to determine the terms, conditions, restrictions and performance criteria, including Performance Measures, relating to any Bonus; (iii) to determine whether, to what extent, and under what circumstances a Bonus may be settled, canceled, forfeited, or surrendered; (iv) to make adjustments in the Performance Measures in recognition of unusual or non-recurring events affecting the UL enterprise, a Participating Employer, or related financial statements, or in response to changes in applicable laws, regulations, or accounting principles, as deemed appropriate by the Administrator to prevent dilution or enlargement of potential Bonuses; (v) to construe and interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; and (vii) to make all other determinations deemed necessary or advisable for the administration of the Plan. As permitted by law, the Administrator may delegate some or all of its authority under the Plan. All determinations and decisions made by the Administrator pursuant to the provisions of the Plan will be final, conclusive and binding on all persons, including, without limitation, the Participating Employers, UL enterprise, employees, Participants and other persons and their estates and beneficiaries. None of the Participating Employers, the Administrator nor any duly-authorized delegate thereof shall be liable for any action taken or determination made with respect to the Plan or any Bonus provided under the Plan.
7.Clawbacks
All Bonuses under the Plan shall be subject to the UL Solutions Inc. Clawback Policy attached hereto as Exhibit 1, as may be amended from time to time, which policy is expressly incorporated by reference into this Plan.
8.Nature of Participation
Nothing in the Plan is intended to create, nor should be interpreted as creating, a contract of employment or continued employment, or the right to receive a Bonus of any amount. The receipt of a Bonus in any Performance Period shall not give any individual any right to the receipt of a Bonus for any subsequent Performance Period.
9.Taxes
The Company and each Participating Employer shall have the right to withhold the amount of any tax or social security payment due with respect to payment of any Bonus under the Plan, or otherwise make any lawful deductions from such payment. With respect to Participants who are subject to tax in the United States, this Plan and any Bonuses hereunder are intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and shall be interpreted consistently with such intent. The Company makes no guarantee with respect to the tax treatment of Bonuses under the Plan.

10.Amendment, Termination and Duration of the Plan
The Administrator may at any time amend, suspend, or terminate the Plan in whole or in part, subject to the requirements of applicable law.
11.Definitions
Capitalized terms shall have the meanings ascribed to them in the Plan; provided that the following terms shall have the meanings set forth below:
“Actively Employed” shall mean that the employee is employed by a member of the UL enterprise.
“Addendum” shall mean a supplement to the Plan that sets forth terms and conditions that apply to a limited group of Participants identified therein. Any reference to the Plan shall include any Addendum attached hereto.
“Disability” shall mean an approved medical leave as determined by the Administrator which may, but is not required to, be based on a determination made by an outside entity engaged by the UL enterprise to administer its disability plan provisions.
“Cause” shall mean:
(A)    the employee’s refusal to perform, or disregard of, the employee’s duties or responsibilities or specific directives of the officer or other executive of the UL enterprise to whom the employee reports;
(B)    the employee’s willful, reckless or grossly negligent commission of act(s) or omission(s) which have resulted in or are likely to result in, a loss to, or damage to the reputation of, the UL enterprise, or that compromise the safety of any employee or other person;
(C)    the employee’s act of fraud, embezzlement or theft in connection with the employee’s duties to the UL enterprise or in the course of his or her employment, or the employee’s commission of a felony or any crime involving dishonesty or moral turpitude;
(D)    the employee’s material violation of the policies or standards of, or any statutory or common law duty of loyalty to, the UL enterprise; or
(E)    any material breach by the employee of any written employment agreement between the employee and the UL enterprise or one or more noncompetition, nonsolicitation, confidentiality or other restrictive covenants to which the employee is subject.
“Cause” will be interpreted by the Administrator (or its duly authorized delegate) in its sole discretion, and such interpretation will be conclusive and binding on all parties.
“Performance Measures” shall mean any performance metrics identified by the Administrator and set forth in a Schedule hereto, the terms of which Schedule may be modified as explicitly provided in an Addendum. Performance Measures may differ for each Performance Period and may be based on individual performance or the performance of the UL enterprise, a Participating Employer, or a business unit, corporation function or division thereof, in each case as determined at the discretion of the Administrator from time to time.
“Performance Period” shall mean a period of time to which Performance Measures applicable to a Bonus will be measured. Unless a Schedule or Addendum explicitly provides otherwise, the Performance Period shall be the Company’s fiscal year.
“Retirement” shall mean:
(A)for Performance Periods beginning before January 1, 2024, a termination of employment from the Participating Employers (other than for Cause) after an employee has attained at least the age of 55 and has had 15 years of employment service with the Participating Employers, Underwriters Laboratories Inc. and ULSE Inc., collectively, as an active employee in the US, and by statutory determination of retirement outside of the US; or
(B)for Performance Periods beginning on or after January 1, 2024, a voluntary termination of employment from the Participating Employers (other than for Cause) after the date on which both (i) an employee has attained the age of 55 and completed at least five continuous years of service as an employee with the Participating Employers, and (ii) the sum of the employee’s age and years of continuous service as an employee with the Participating Employers is at least 70.
“Schedule” shall mean a supplement to the Plan that sets forth Performance Measures and the terms and conditions that apply universally to all Participants with respect to any Performance Period, except as explicitly provided in an Addendum. Any reference to the Plan shall include any Schedule attached hereto.
12.Governing Law and Jurisdiction
This Plan shall be governed and construed according to the laws of the State of Illinois in the United States of America (disregarding any jurisdiction’s choice-of-law principles requiring the application of a jurisdiction’s laws other than those of the State of Illinois).
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